Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Anteris Technologies Global Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Common stock, $0.0001 par value per share	Rule 457(o)	—	—	$115,395,600	$153.10 per $1,000,000	$17,667.07

Fees Previously Paid	Equity	Common stock, $0.0001 par value per share	Rule 457(o)	—	—	$75,000,000	$153.10 per $1,000,000	$11,482.50

		Total Offering Amounts				$115,395,600		$17,667.07

		Total Fees Previously Paid						$11,482.50(2)

		Total Fee Offsets						—

		Net Fee Due						$6,184.57

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended. Includes shares of common stock, par value $0.0001 per share, of the Registrant that the underwriters have the option to purchase.
(2)	Fees of $11,482.50 were previously paid upon the initial filing of the Registration Statement on Form S-1 to which this exhibit is attached.